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                                                                    EXHIBIT 24.8
                               POWER OF ATTORNEY

                       REGISTRATION STATEMENT ON FORM S-4


The undersigned director of Baxter International Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission a registration statement on Form S-4 to register shares of the Company's Common Stock, $1 par value, under the Securities Act of 1933, as approved by the Company's board of directors, hereby appoints Vernon R. Loucks Jr. or Harry M. Jansen Kraemer, Jr. (each acting alone and without the other), for him and in his name to be his lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed registration statement and any amendments, including post-effective amendments, which such attorney-in-fact may deem necessary or proper and (ii) to perform every other act which such attorney-in-fact may deem necessary or proper in connection with such registration statement or any amendments thereto.

Date:  March 11, 1998                           /s/ GEORGES C. ST. LAURENT, JR.
                                                -------------------------------
                                                Georges C. St. Laurent, Jr.